EXHIBIT 99.1

FOR RELEASE May 8, 2014

SOURCE: Uni-Pixel, Inc.

UniPixel Reports First Quarter 2014 Results

THE WOODLANDS, Texas — May 8, 2014 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics and display markets, reported results for the first quarter ended March 31, 2014.

Q1 2014 Highlights

•
Finalized the base catalytic ink and confirmed production scale performance at the Kodak Rochester facility, a state-of-the-art manufacturing and testing facility within the Eastman Business Park in Rochester, New York.

•	Established new product and technology roadmap for the company’s touch screen technology.

•	Based on new roadmap, technical work streams now focused on development project to produce an initial product for the tablet market.

•	Engaged a development customer for the tablet touch screen product development.

Management Commentary
“During the first quarter, UniPixel made good progress toward overcoming certain challenges necessary to complete the manufacturing process for our flagship touch screen technology, particularly as it relates to ink and printing,” said Jeff Hawthorne, recently appointed president and CEO of UniPixel.

“A significant focus of our development effort has now turned to the critical process of plating the conductive materials on a roll-to-roll basis,” continued Hawthorne. “Our lab-based single sensor batch plating process that we have used for proof of concept, sample units and low volume customer orders has been robust and with relatively high yields. However, the roll-to-roll plating process still requires modifications and adjustments to hardware, geometry and chemistry in order to produce yields at our target production levels. To this end, we have teams pursuing several parallel development paths to improve the roll-to-roll plating process.

“Another significant reason for why a baseline manufacturing process has taken longer than initially planned is because of the additional complexity created by multiple teams developing technology and manufacturing process for a full range of products, from Smartphone, tablet and notebook to all-in-one product applications. To reduce the complexity and speed our time-to-market, we have now focused our technical work streams on a development project to produce an initial product for the tablet market. We have also engaged a development customer for this product. After this initial product launch, we plan to follow a newly established product and technology roadmap that addresses the other touch-screen market segments.

“With our new product roadmap and initial product development focus strategy, I am confident that our development team, working closely with Kodak, will overcome in due course the remaining technical hurdles to achieve a reliable, high-volume, roll-to-roll production process for our projected capacitive, multi-touch sensor films.

“As we’ve mentioned earlier, we anticipate achieving certain progress milestones in the second quarter of 2014 that will enhance our outlook regarding the exact timing around volume commercial shipments of our touch screens, and we plan to report on these and other product activities as they develop.”

Q1 2014 Financial Summary
In the first quarter of 2014, the company did not generate revenues as it focused on manufacturing process development. This compares to revenue of $5.1 million in the first quarter of 2013, which was primarily due to a $5.0 million payment received by the company’s PC OEM licensee.

Selling, general and administrative (SG&A) expenses totaled $2.9 million in the first quarter of 2014, as compared to $2.2 million in the same year-ago quarter. The increase was primarily due to an increase in depreciation and amortization expenses, as well as partially driven by an increase in the number of employees. The increase in SG&A was partially offset by decreases in legal expense and bonus accrual, as well as decreases in stock compensation expense and restricted stock expense attributable to SG&A.

Research and development expenses totaled $3.3 million in the first quarter of 2014, as compared to $1.9 million in the first quarter of 2013. The increase was primarily due to increased lab expense related to prototype development of products based on the company’s performance engineered films, as well as partially driven by an increase in the number of employees, as well as increases in stock compensation expense and restricted stock expense attributable to research and development. The increase in research and development expense was partial offset by a decrease in related bonus accrual.

Net loss was $6.2 million or $(0.50) per basic and diluted share in the first quarter of 2014, as compared to net income of $0.9 million or $0.07 per diluted share in the same year-ago period.

Cash and cash equivalents totaled $34.4 million at March 31, 2014, as compared to $39.4 million at December 31, 2013.

Conference Call
UniPixel management will host a conference call later today to discuss the first quarter of 2014 and the outlook for the year, followed by a question and answer period.

The call will be webcast live here, as well as via a link in the Investors section of the company's website at www.unipixel.com/investors. Webcast participants will be able to submit a question to management via the webcast player.

Date: Thursday, May 8, 2014
Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)
Webcast: http://public.viavid.com/index.php?id=108826

To participate in the conference call via telephone, dial 1-480-629-9857 and provide the conference name or conference ID 4680250. Please call the conference telephone number 5-10 minutes prior to the start time so the operator can register your name and organization.

If you have any difficulty with the webcast or connecting to the call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through June 8, 2014, via the same link above, or by dialing 1-858-384-5517 and entering replay ID 4680250.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's roll-to-roll electronics manufacturing process prints fine line conductive elements on thin films. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the companies’ respective Annual Report on Form 10-K for the year ended December 31, 2013. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the companies’ respective Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com

Uni-Pixel, Inc.
Condensed Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$34,364,740	$39,369,574
Account receivable, net	—	11,409

Total current assets	34,364,740	39,380,983

Property and equipment, net of accumulated depreciation of $6,272,171 and $4,769,453, at March 31, 2014 and December 31, 2013, respectively	15,001,389	15,893,435
Restricted cash	17,439	17,439

Total assets	$49,383,568	$55,291,857

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$504,786	$1,053,748
Deferred revenue	5,000,000	5,000,000

Total current liabilities	5,504,786	6,053,748

Total liabilities	5,504,786	6,053,748

Commitments and contingencies	—	—

Shareholders’ equity
Common stock, $0.001 par value; 100,000,000 shares authorized, 12,349,047 shares issued and outstanding at March 31, 2014 and 12,244,714 shares issued and outstanding at December 31, 2013	12,349	12,245
Additional paid-in capital	136,548,827	135,720,308
Accumulated deficit	(92,682,394)	(86,494,444)

Total shareholders’ equity	43,878,782	49,238,109

Total liabilities and shareholders’ equity	$49,383,568	$55,291,857

Uni-Pixel, Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2014	2013

Revenue	$—	$5,069,416

Cost of revenues	—	3,036

Gross margin	—	5,066,380

Selling, general and administrative expenses	2,868,404	2,180,067
Research and development	3,324,346	1,939,888

Operating income (loss)	(6,192,750)	946,425

Other income
Interest income, net	4,800	990

Net income (loss)	$(6,187,950)	$947,415

Per share information
Net income (loss) - basic	$(0.50)	$0.09
Net income (loss) - diluted	(0.50)	0.07

Weighted average number of basic common shares outstanding	12,273,772	10,068,092
Weighted average number of diluted common shares outstanding	12,273,772	12,865,361